SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

GRN HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	Commission File Number 000-54709	27-2616571 (I.R.S. Employer Identification Number)

1000 2nd Avenue, Suite 3900, Seattle, WA 98104
(Address of Principal Executive Offices and Zip Code)

(425) 830-1192
(Issuer's telephone number)

DISCOVERY GOLD CORPORATION
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)(1) On July 16, 2019, the Board of Directors met and unanimously approved a resolution recommending an amendment to the Registrant’s articles of incorporation to change the name of the Registrant to GRN Holding Corporation, and to file a Corporate Action Notification Form with FINRA to formally change the Registrant’s name and trading symbol. The Board of Directors thereafter called for and convened a special meeting of the stockholders. On July 16, 2019, stockholders beneficially owning a majority of the shares eligible to vote consented to the amendment of the Registrant’s articles of incorporation to change its name to GRN Holding Corporation, and authorized the filing of a Corporate Action Notification Form with FINRA to formally change the Registrant’s name and trading symbol.

On August 19, 2019, the Registrant filed a formal amendment to its articles of incorporation with the Nevada Secretary of State formally changing its name to GRN Holding Corporation. Pursuant to 17 CFR 229.601(b)(3), the Registrant includes below a file stamped copy of its amended articles and business license.

The Registrant is proceeding with its application to FINRA for a name and symbol change, and will advise the Commission and the public for an expected market effective date for these changes in a press release and a disclosure on Form 8-K

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated August 22, 2019

DISCOVERY GOLD CORPORATION

By: /s/ Justin Costello

Justin Costello

Chief Executive Officer

(Principal Executive Officer)